SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Virtus Total Return Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

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Bulldog Investors, 250 Pehle Avenue, Suite 708,
Saddle Brook, NJ 07663
(201) 881-7111 // Fax: (201) 556-0097
pgoldstein@bulldoginvestors.com

						April 19, 2016

Dear Fellow Shareholders of Virtus Total Return Fund (DCA):

	Our clients own about 14% of DCA's outstanding shares. We are seeking your support for a proposal to liquidate DCA and to elect one trustee who will advocate to the board that it should abide by the wishes of the shareholders.

	Over the past eight years, DCA's shares have almost always traded at a double-digit discount from their net asset value (NAV). According to CEF Connect, the average discount for DCA's shares for the 6 month, 1 year, 3 year, and 5 year periods ending April 15, 2016 was 14.45%, 13.48%, 12.81%, and 12.55% respectively. Only recently, since Bulldog Investors announced its intent to advocate for measures to enhance shareholder value, has the discount narrowed to less than 10%.

	If DCA is liquidated, all shareholders will receive full NAV which, on April 15, 2016, was about 9% higher than the market price. On the other hand, DCA's stock could easily fall back to its usual double-digit discount if the proposal to liquidate is defeated. In sum, we think it is time to allow shareholders to finally realize the full value of their investment. If you agree, please send that message to management by voting today.

    IT IS CRITICAL THAT YOU RETURN THE ENCLOSED GREEN PROXY CARD. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED FOR LIQUIDATION AND AGAINST THE BOARD'S NOMINEE), YOU MUST VOTE OUR GREEN PROXY CARD IN ORDER TO ELECT A TRUSTEE THAT WILL SUPPORT THE LIQUIDATION PROPOSAL.

    IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.


					Very truly yours,
					/S/ Phillip Goldstein
					Phillip Goldstein
					Principal
					Bulldog Investors, LLC



PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
SOLICITATION BY THE BOARD OF TRUSTEES OF VIRTUS TOTAL RETURN FUND
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Virtus Total Return Fund (the "Fund") of record as of April 8, 2016. We are soliciting a proxy to vote your shares at the 2016 Annual Meeting of Shareholders (the "Meeting") which is scheduled for June 2, 2016. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about April 19, 2016.

                            INTRODUCTION

The Board of Trustees has determined to present one matter to be voted upon at the Meeting: the election of one Trustee. A shareholder affiliated with us intends to present a non-binding proposal recommending that the Board of Trustees promptly approve and, if required, submit to shareholders for a vote, a proposal to liquidate the Fund. We are soliciting a proxy to vote your shares FOR the election of the nominee named below and FOR the shareholder proposal.

                   REASONS FOR THE SOLICITATION

The shares of the Fund have generally traded at a double-digit discount to their net asset value ("NAV") for many years. We believe it is now appropriate to liquidate the Fund so that shareholders can realize NAV. Toward that end, we are seeking to adopt a non-binding liquidation proposal and to elect a Trustee who is committed to maximizing shareholder value.
                   HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominee named below and FOR the shareholder proposal to liquidate the Fund. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

                   VOTING REQUIREMENTS

A quorum for the transaction of business at the Meeting is a majority of the shares outstanding on the record date and entitled to vote. As of April 8, 2016, there are 27,466,109 shares outstanding. Each share is entitled to one vote. The election of a Trustee requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes will be elected. A majority of the votes cast is required to approve the liquidation proposal. An abstention or a broker non-vote is not a vote cast and thus will have no effect on the election of Trustees or whether the liquidation proposal is approved. Since this is a contested solicitation, we do not expect any broker non-votes to be issued.


                  REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF ONE TRUSTEE

The Board is comprised of five Trustees, one of whom will be elected at the Meeting. Our affiliate intends to nominate Andrew Dakos for election as a Trustee. Mr. Dakos has consented to being named in this proxy statement and to serve as a Trustee if elected. He is not an interested person of the Fund and owns no shares of the Fund in his own name.
Mr. Dakos has a beneficial interest in shares of the Fund valued at more than $100,000 as a result of his role with respect to certain private investment fund clients of Bulldog Investors that are the beneficial owners of these shares. In particular, Mr. Dakos is a member of Bulldog Investors, a principal of the general partner of certain of such private investment funds, and a limited partner in certain of such funds.
Mr. Dakos disclaims beneficial interest in all such shares except to the extent of any pecuniary interest therein.

There are no arrangements or understandings between him and Bulldog Investors or any of its affiliates in connection with the nomination. Please refer to the Fund's proxy soliciting material for additional information concerning the election of Trustees.

    Andrew Dakos (born 1966); c/o Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663 - Mr. Dakos is a member of Bulldog Investors, LLC, the investment adviser of Special Opportunities Fund, Inc. and the investment partnerships comprising the Bulldog Investors group of private funds. He also is a manager of Kimball & Winthrop, LLC, the managing general partner of Bulldog Investors General Partnership, since 2012. From 2001-2012, Mr. Dakos was a member of the general partners of several private funds in the Bulldog Investors group of private funds and in 2012 became a member of Bulldog Holdings, LLC which became the sole owner of such general partners. Mr. Dakos has been a director of Special Opportunities Fund, Inc., a closed-end fund, since 2009, Emergent Capital, Inc. (f/k/a Imperial Holdings, Inc.), a specialty finance company, since 2012, and Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.), since 2015. He has also been a director of the Mexico Equity and Income Fund, Inc., a closed-end fund, from 2001-2015, and Brantley Capital Corporation, a business development company, intermittently from 2005-2013. From 2009-2012 he served as Chief Compliance Officer of Bulldog Investors, LLC.

Unless instructions to the contrary are given, your proxy will be voted in favor of the aforementioned nominee.

PROPOSAL 2: A RECOMMENDATION THAT THE BOARD OF TRUSTEES PROMPTLY APPROVE AND, IF REQUIRED, SUBMIT TO SHAREHOLDERS FOR A VOTE, A PROPOSAL TO LIQUIDATE THE FUND.

The purpose of this proposal is to eliminate the Fund's persistent trading discount and thus, to allow all shareholders to realize its NAV. Adoption of this non-binding proposal will direct the Board to promptly pursue a plan of liquidation. The Board has the sole power to determine whether to adopt a plan of liquidation and to determine its attributes. To actually liquidate the Fund, the favorable vote of a majority of the Trustees is required followed by the favorable vote of the holders of at least 75% of the outstanding shares of the Fund. However, if a plan of liquidation is approved by at least 80% of Trustees, the Fund may be liquidated without the approval of shareholders. Liquidation of the Fund may require the Fund to incur extraordinary transaction costs which cannot be precisely determined at this time. In addition, each shareholder's tax treatment of a liquidation will depend on its unique circumstances.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

                           THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $60,000.

                          PARTICIPANTS

As of April 8, 2016, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owns 3,826,247 shares of the Fund that were purchased on behalf of clients at various times beginning on September 13, 2013. Sales totaling 1,792,050 shares were made from December 20, 2013 to April 15, 2015. No "participant" has any arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, Mr. Dakos, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

April 19, 2016

PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE BOARD OF TRUSTEES OF VIRTUS TOTAL RETURN FUND (THE "FUND") FOR THE FUND'S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF ONE TRUSTEE

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

2. A RECOMMENDATION THAT THE BOARD OF TRUSTEES PROMPTLY APPROVE AND, IF REQUIRED, SUBMIT TO SHAREHOLDERS FOR A VOTE, A PROPOSAL TO
LIQUIDATE THE FUND.

FOR [  ]		  AGAINST [  ]	   		ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed.
If no direction is made, this proxy will be voted FOR the election of the nominee named above and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated April 19, 2016 of Bulldog Investors and revokes any proxy previously executed.




Signature(s) __________________________  	Dated: ______________